As filed with the Securities and Exchange Commission on January 9, 2001

                            Registration No. 33-79844

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                  (ON FORM S-8)
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                                      Under
                           THE SECURITIES ACT OF 1933

                         PREMIER NATIONAL BANCORP, INC.
                 (formerly named Hudson Chartered Bancorp, Inc.)
             (Exact name of registrant as specified in its charter)

          New York                                        14-1668718
          --------                                        ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                                    Route 55
                                  P.O. Box 310
                          LaGrangeville, New York 12540
                    (Address of principal executive offices)

            Fishkill National Corporation Incentive Stock Option Plan
                            (Full title of the plan)

                           T. Jefferson Cunningham III
                             Chief Executive Officer
                         Premier National Bancorp, Inc.
                                    Route 55
                          LaGrangeville, New York 12540
                     (Name and address of agent for service)
                                 (845) 471-1711
          (Telephone number, including area code, of agent for service)

                                  With copy to:
                               Steven Kaplan, Esq.
                                 Arnold & Porter
                              555 12th Street, N.W.
                              Washington, DC 20004
                                 (202) 942-5998

                   WITHDRAWAL OF SECURITIES FROM REGISTRATION
                   ------------------------------------------

     Post-Effective Amendment No. 1 to Registration Statement No. 33-79844 under the Securities Act of 1933, as amended, relates to 202,309 shares (after giving effect to stock splits in the form of stock dividends occurring since the filing of Post-Effective Amendment No. 1) of common stock, par value $.80 per share ("Common Stock"), of Premier National Bancorp, Inc. (the "Corporation") registered for sale pursuant to the Fishkill National Corporation Incentive Stock Option Plan ("Plan"). All of the options granted under the Plan have been exercised or have expired unexercised. At this time, 14,071 of the shares of Common Stock registered for sale under the Plan remain unsold, which unsold shares are hereby withdrawn from registration pursuant to the Corporation's undertakings in the Post-Effective Amendment identified above.

                                      -2-
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                                INDEX OF EXHIBITS



Exhibit 24.............    Powers of Attorney of certain directors of Premier,
                           previously filed and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of LaGrangeville, State of New York, on January 9, 2001.

                                            PREMIER NATIONAL BANCORP, INC.



                                            By: /s/ T. Jefferson Cunningham III
                                                -------------------------------
                                                T. Jefferson Cunningham III
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on January 9, 2001.

            Signature                           Title
            ---------                           -----

/s/ T. Jefferson Cunningham III             Chief Executive Officer and Director
---------------------------------           (Principal Executive Officer)
T. Jefferson Cunningham III

/s/ Paul A. Maisch                          Chief Financial Officer
---------------------------------           (Principal Financial and Accounting
Paul A. Maisch                              Officer)

/s/ John C. VanWormer                       Director and President
---------------------------------
John C. VanWormer

                 *                          Director
---------------------------------
Elizabeth P. Allen

                 *                          Director
---------------------------------
Thomas C. Aposporos


                 *                          Director
---------------------------------
Robert M. Bowman

                 *                          Director
---------------------------------
H. Todd Brinckerhoff

                *                           Director
---------------------------------
Edward vK. Cunningham, Jr.

                *                           Director
---------------------------------
Tyler Dann

                                            Director
---------------------------------
Thomas C. DeBenedictus

                *                           Director
---------------------------------
R. Abel Garraghan

                                            Director
---------------------------------
Richard T. Hazzard

                *                           Director
---------------------------------
Warren R. Marcus

                                            Director
---------------------------------
Richard Novik
                                            Director

---------------------------------
John J. Page

                *                           Director
---------------------------------
Lewis J. Ruge

                                            Director
---------------------------------
Archibald A. Smith, III

                *                           Director
---------------------------------
Roger W. Smith

                                            Director
---------------------------------
David A. Swinden

                *                           Director
---------------------------------
Peter Van Kleeck

by: /s/ T. Jefferson Cunningham III
    -------------------------------
    T. Jefferson Cunningham III
     (Attorney-in-Fact)